# AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT ("First Amendment"), is made as of the 18th day of December, 2023 (the "Effective Date"), by and between **LOTTERY.COM, INC.**, a Delaware corporation (the "Buyer"), with its principal place of business located at 20808 State Hwy. 71, Spicewood, Texas 78669 and **RAVI BHUSARI** (on behalf of the "Sellers").

WITNESSETH:

WHEREAS, Buyer and Sellers entered into that certain Share Purchase Agreement dated September 11, 2023 (the "Agreement"), under which Buyer agreed to purchase from Sellers, and Sellers agreed to sell to Buyer the Sale Shares in Nook Holdings Limited, a private company incorporated and registered in Abu Dhabi Global Market ("ADGM"), under and subject to the terms and conditions set forth in such Agreement;

WHEREAS, the Agreement is incorporated into this Amendment by reference and made a part of this Amendment;

WHEREAS, pursuant to the Agreement, the parties were to perform the completion of the sale and purchase of the First Closing Shares on October 31, 2023 (the "First Closing");

WHEREAS, pursuant to the Agreement, the parties were to perform the completion of the sale and purchase of the Second Closing Shares on November 30, 2023 (the "Second Closing");

WHEREAS, Buyer and Sellers have agreed to amend the Agreement under the terms and conditions contained in this Amendment in order to facilitate the delay of the parties completion of the First Closing and Second Closing.

NOW, THEREFORE, with the foregoing background incorporated herein by reference, and in consideration of the mutual covenants and agreements set forth herein, intending to be legally bound, the parties hereto agree to amend the Agreement as follows:

1. Interpretation of Agreed Terms. Save as defined in this Amendment, the terms, words and expressions defined in the Agreement shall have the same effect and meaning in this Amendment.

2. Date of Closing: The Closing shall occur on or before March 30, 2024 (the "Amended Closing").

3. Deposit. Sellers acknowledge that the balance of the Deposit has been paid in full on or before the Effective Date of this Amendment.

4. Miscellaneous.

a. Except as specifically set forth above in this Amendment, the Agreement shall continue unmodified and otherwise remain in full force and effect in accordance with its

terms in all respects and Buyer and Sellers hereby ratify and restate all the terms and conditions thereof. This Amendment does not address any other provision or rights under the Agreement or Applicable Law.

b. This Amendment may be executed in counterparts. Each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall further constitute and be but one and the same instrument. Facsimile/PDF copies shall be deemed originals.

c. In the event of a conflict between this Amendment and the Agreement, the terms of this Amendment shall prevail. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, personal representatives, successors and assigns. All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

**BUYER: LOTTERY.COM, INC., a Delaware corporation**

By: DocuSigned by: [signature] B447925D8BE44FA...

Name: Matthew McGahan

Title: Chairman, CEO and President

Date: December 18, 2023

**ON BEHALF OF SELLERS: RAVI BHUSARI**

By: DocuSigned by: Ravi Bhusari 0-96AB04872C4D8...

Name: Ravi Bhusari

Title: Authorized Representative

Date: December 18, 2023